SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant To Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported) October 21, 1996



                         MILLER BUILDING SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)




                  0-14651                    36-3228778
       (Commission File number)     (I.R.S. Employer Identification No.)




              58120 County Road 3 South
              P.O. Box 1283
              Elkhart, Indiana                          46515
             (Address of principal executive offices)           (Zip Code)



                                 (219) 295-1214
            (Registrant's telephone number, including area code)





Item 5.    Other Events.


     Pursuant to a Form 8-K filed by the Registrant on November 4, 1996 (the "October 21 Form 8-K"), the transaction described below (the "Miller Structures Sale") was reported under "Item 2. Acquisition or Disposition of Assets", because the Registrant, based on its review of certain financial information and certain assumptions relating to the final terms of the Miller Structures Sale, determined that the Miller Structures Sale involved the disposition of a significant amount of assets pursuant to Instruction 4 of Item 2 for Form 8-K. The October 21 Form 8-K also reported that the proforma financial information required by Item 7 of Form 8-K would be filed as soon a practical. This Form 8K/A is being filed to report the Registrant, after further review of the preliminary financial information and the assumptions relating to the final terms of the Miller Structures Sale, has determined that the Miller Structures Sale does not involve the disposition of a significant amount of assets pursuant to Instruction 4 of
Item 2 for Form 8-K and should be reported under "Item 5. Other Events." Also, this Form 8-K/A is being filed to report that no proforma financial information is required to be filed under Item 7 of Form 8-K.

     On October 21, 1996, Miller Structures, Inc.("Seller"), an Indiana corporation and a wholly owned subsidiary of Miller Building Systems, Inc. (the "Registrant"), sold all of the issued and outstanding shares of common stock of its wholly owned subsidiary, Miller Structures, Inc.("Miller Structures"), a California corporation, to MODTECH, Inc.("Buyer")(the "Miller Structures Sale"). The sale was made pursuant to an Agreement for Purchase and Sale of all of the outstanding Capital Stock of Miller Structures, Inc., a Non-Competition Agreement and the Supplemental Closing Agreement.

     The consideration paid by the Buyer to the Seller consists of a cash purchase price of $1,606,022 less $82,000 pending the resolution of a dispute over the valuation of inventories. Seller and the Buyer also entered into a three-year lease obligation for certain real property ("Property") which lease agreement requires the Buyer, as lessee, to pay Seller rental payments of $4,500 per month. The lease obligation is subject to cancellation if an expanded environmental report on the Property is performed and is satisfactory to Buyer. Upon the issuance of an acceptable expanded environmental report, Seller and Buyer will mutually agree to cancel the lease agreement, and Buyer will acquire the Property from Seller for a cash purchase price of $450,000.











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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                MILLER BUILDING SYSTEMS, INC.

Date:  January 2, 1997

                                By:  /Edward C. Craig
                                     Edward C. Craig,
                                     President and Chief
                                     Executive Officer